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                                                                     EXHIBIT (o)


                           PACIFIC HORIZON FUNDS, INC.
                                 (THE "COMPANY")

                AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3
                      FOR OPERATION OF A MULTI-CLASS SYSTEM


                                 I. INTRODUCTION


            On February 23, 1995, the Securities and Exchange Commission (the "Commission") adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. The Company operated a multi-class distribution structure pursuant to an exemptive order granted by the Commission on November 17, 1989. On April 27, 1995, the Board of Directors of the Company authorized the Company to operate its current multi-class distribution structure in compliance with Rule 18f-3.

                            II. ATTRIBUTES OF CLASSES

A.    GENERALLY

            MONEY MARKET FUNDS

            The Company is authorized to offer six classes of shares -- Pacific Horizon Shares, Horizon Shares, Horizon Service Shares, Class S Shares, Class X Shares and Class Y Shares -- in the Prime and Treasury Funds. The Company is authorized to offer five classes of shares -- Pacific Horizon Shares, Horizon Shares, Horizon Service Shares, Class S Shares, and Class X Shares in the California Tax-Exempt Money Market Fund. The Company is authorized to offer four classes of shares -- Pacific Horizon Shares, Horizon Shares, Horizon Service Shares and Class S Shares -- in the Tax-Exempt Money Fund. The Company is authorized to offer three classes of shares -- Pacific Horizon Shares, Horizon Shares and Horizon Service Shares in the Treasury Only and Government Funds. The Prime Fund, Treasury Fund, California Tax-Exempt Money Market Fund, Treasury Only Fund, Government Fund,


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and Tax-Exempt Money Fund are each referred herein as a "Fund," and collectively as the "Money Market Funds."

            NON-MONEY MARKET FUNDS

            The Company is authorized to offer four classes of shares -- Class A Shares, Class B, Class K Shares and Class SRF Shares -- in the Asset Allocation, Blue Chip and Intermediate (formerly, Flexible) Bond Funds. The Company is authorized to offer three classes of shares -- Class A Shares, Class B and Class K Shares -- in the Aggressive Growth, Capital Income, U.S. Government Securities, Flexible Income (formerly, Corporate Bond), Utilities, Growth and Income, International Bond, International Equity, California Municipal Bond (formerly, California Tax-Exempt Bond) and National Municipal Bond Funds. The Company is authorized to offer two classes of Shares -- Class A Shares and Class B Shares -- in the Short-Term Government Fund. The Aggressive Growth, Capital Income, U.S. Government Securities, Flexible Income (formerly, Corporate Bond), Blue Chip, Asset Allocation, Intermediate (formerly, Flexible) Bond, Utilities, Short-Term Government, Growth and Income, International Bond, International Equity, California Municipal Bond (formerly, California Tax-Exempt Bond) and National Municipal Bond Funds are each referred to herein as a "Fund," and collectively as the "Non-Money Market Funds."

            ALL FUNDS

            In general, shares of each class shall be identical except for different expense variables (which will result in different returns for each series), certain related rights, certain distribution, administrative and shareholder services and certain sales charges. More particularly, the Pacific Horizon Shares, Horizon Shares, Horizon Service Shares, Class X Shares, Class S Shares and Class Y Shares of the Money Market Funds and Class A Shares, Class B Shares, Class K Shares and Class SRF Shares of the Non-Money Market Funds shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of expenses assessed to the Pacific Horizon Shares pursuant to a Special Management Services Plan, expenses assessed to the Horizon Service Shares, Class A Shares and Class SRF Shares pursuant to the Shareholder Services Plan adopted for such classes, expenses assessed to Class S Shares, Class X Shares, Class B Shares, and Class Y Shares pursuant to the Distribution and Services Plan adopted for such classes, expenses assessed to Class K Shares pursuant to the Distribution Plan and Administrative and Shareholder Services Plan adopted for such class, the sales charges imposed on Class A and Class B Shares and any other incremental expenses subsequently identified that should be properly allocated to one class so long as any subsequent changes in expense allocations are reviewed and


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approved by a vote of the Board of Directors, including a majority of the independent directors; (b) the fact that a class shall vote separately on matters which pertain to the Special Management Services Plan, Shareholder Services Plan, Distribution and Services Plan, Distribution Plan, or Administrative and Shareholder Services Plan adopted for that class and any matter submitted to shareholders relating to such class's expenses; (c) the different exchange privileges, sales charges and conversion features of the class of shares; (d) the designation of each class of shares of the particular Fund; and (e) the different shareholder services relating to a class of shares.

B.    DISTRIBUTION AND SERVICING ARRANGEMENTS, EXPENSES AND SALES CHARGES

      1.    MONEY MARKET FUNDS

            PACIFIC HORIZON SHARES

            Pacific Horizon Shares are currently available for purchase by individuals directly from the Company's distributor, by clients of Bank of America National Trust and Savings Association ("Bank of America") through their qualified trust and agency accounts and by clients of certain institutions such as banks or broker-dealers ("Service Organizations"). Pacific Horizon Shares shall not initially be subject to a sales charge (except as provided below) but shall initially be subject to a servicing fee payable pursuant to a Special Management Services Plan which shall not initially exceed 0.32% (on an annual basis) of the average daily net asset value of each Fund's (other than the California Tax-Exempt Money Market Fund) Pacific Horizon Shares outstanding from time to time and 0.35% (on an annual basis) of the average daily net asset value of the California Tax-Exempt Money Market Fund's Pacific Horizon Shares outstanding from time to time.

            Shareholder services covered by the Special Management Services Plan initially shall consist of: (i) aggregating and processing purchase and redemption requests for shares from clients and placing net purchase and redemption orders with the distributor; (ii) providing clients with a service that invests the assets of their accounts in such shares pursuant to specific or pre-authorized instructions; (iii) processing dividend payments from us on behalf of clients; (iv) providing statements periodically to clients showing their positions in such shares; (v) providing subaccounting with respect to shares beneficially owned by clients or the information to the Company necessary for subaccounting; (vi) if required by law, forwarding shareholder communications from the Company (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) forwarding to clients proxy statements and proxies containing any


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proposals regarding the Special Management Services Plan; (viii) developing and monitoring investor programs offered from time to time; (ix) providing dedicated walk-in and telephone facilities to handle client inquires and serve client needs; (x) providing and maintaining specialized systems for the automatic investments of clients; (xi) maintaining the registration or qualification of a class for sale under state securities laws; (xii) paying for the operation of arrangements that facilitate same-day purchases by clients; (xiii) assuming the expense of payments made to third parties for services provided in connection with the investments of their customers in a class; and (xiv) providing various other services (such as the provision of a facility to receive purchase and redemption orders) for shareholders who have made a minimum initial investment of less than $500,000; and (xv) providing such other similar services as the Company may reasonably request to the extent permitted under applicable statutes, rules or regulations.

            Pacific Horizon Shares of the Prime Fund acquired through exchange of shares ("B Shares") of the Time Horizon Funds offered with a contingent deferred sales charge ("CDSC") will be subject to a maximum CDSC of up to 5.00% upon redemption in accordance with the prospectus for B Shares of Time Horizon Funds. For purposes of computing the CDSC, the length of time of ownership will be measured from the date of the original purchase of B Shares and will not include any period of ownership of the Y Shares of the Prime Fund.

            HORIZON SHARES

            Horizon Shares are currently offered to institutional investors and shall not be available for purchase by individuals directly. Horizon Shares are not currently subject to a sales charge or a fee payable pursuant to a Shareholder Services Plan.

            HORIZON SERVICE SHARES

            Horizon Service Shares are currently offered to institutional investors such as Bank of America or the Company's administrator (also referred to as "Shareholder Organizations"), who are compensated by the Money Market Funds for providing shareholder services pursuant to a Shareholder Services Agreement to their customers who are the beneficial owners of the Horizon Service Shares. Horizon Service Shares are not available for purchase by individuals directly. Horizon Service Shares are not currently subject to a sales charge but shall be subject to a shareholder servicing fee payable pursuant to a Shareholder Services Plan adopted for that class which shall not initially exceed 0.25% (on an annualized basis) of the average daily net asset value of the Horizon Service Shares beneficially owned by the customers of Shareholder Organizations.


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            The services provided by Shareholder Organizations may initially include the following: (i) aggregating and processing purchase and redemption requests from customers for Horizon Service Shares and placing net purchase and redemption orders with the distributor; (ii) providing customers with a service that invests the assets of their accounts in Horizon Service Shares pursuant to specific or preauthorized instructions; (iii) processing dividend payments from a Fund on behalf of customers; (iv) providing information periodically to customers regarding their position in Horizon Service Shares; (v) arranging for bank wires; (vi) responding to customer inquiries regarding services performed by the Shareholder Organizations; (vii) providing sub-accounting with respect to Horizon Service Shares beneficially owned by customers or the information necessary for sub-accounting; (viii) forwarding shareholder communications from a Fund to customers; and (ix) other similar services if requested by a Fund.

            CLASS S SHARES

            Class S Shares are currently available only to retail customers of Bank of America, its affiliates or a Service Organization who purchase such shares through a Sweep Account offered by Bank of America, its affiliates or the Service Organization. Class S Shares shall not initially be subject to a sales charge. Class S Shares shall initially be subject to distribution and shareholder servicing fee payable pursuant to the Distribution and Services Plan adopted for that class which shall not initially exceed 1.00% of the average daily net asset value of outstanding Class S Shares. Distribution expenses covered by the Distribution and Services Plan include: (i) direct out-of-pocket promotional expenses incurred by the distributor in advertising and marketing Class S Shares; (ii) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature for Class S Shares; (iii) expenses incurred in connection with printing and mailing prospectuses and statements of additional information to other than current Class S shareholders; (iv) periodic payments or commissions to one or more securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms, including any of the Company's service providers (severally, "a Distribution Organization" and collectively, "Distribution Organizations"), with respect to a Fund's Class S Shares beneficially owned by customers for whom the Distribution Organization is the Distribution Organization of record or holder of record of such Class S Shares; (v) the direct or indirect cost of financing the payments or expenses included in (i) and (iv) above; and (vi) for such other services as may be construed, by any court or governmental agency or commission, including the Commission, to constitute distribution services under the 1940 Act or rules and regulations thereunder.


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      Shareholder services covered by this Distribution and Services Plan include: (i) processing dividend and distribution payments from a Fund on behalf of its clients; (ii) providing information periodically to its clients showing their positions in Class S Shares; (iii) arranging for bank wires; (iv) responding to routine client inquiries concerning their investment in Class S Shares; (v) providing the information to the Funds necessary for accounting or sub-accounting; (vi) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to its clients;
(vii) aggregating and processing purchase, exchange and redemption requests from its clients and placing net purchase, exchange and redemption orders for its clients; (viii) providing customers with a service that invests the assets of their accounts in S Shares pursuant to specific or pre-authorized instructions;
(ix) establishing and maintaining accounts and records relating to clients that invest in Class S Shares; (x) assisting clients in changing dividend options, account designations and addresses; (xi) developing, maintaining and operating systems necessary to support Sweep Accounts; and (xii) other similar services if requested by the Company.

            CLASS X SHARES

            Class X Shares are currently available only to customers of BA Investment Services, Inc. or Service Organizations who purchase such shares through a Sweep Account offered by BA Investment Services, Inc. or Service Organizations. Class X Shares shall not initially be subject to a sales charge. Class X Shares also shall initially be subject to a distribution and shareholder servicing fee payable pursuant to the Distribution and Services Plan adopted for that class which shall not initially exceed 0.55% of the average daily net asset value of outstanding Class X Shares. Distribution services and shareholder services under the Distribution and Services Plan for Class X Shares are the same as those covered by the Distribution and Services Plan for Class S Shares.

            CLASS Y SHARES

            Class Y Shares are currently available only to institutional customers of Bank of America, its affiliates or a Service Organization who purchase such shares through a Sweep Account offered by Bank of America, its affiliates or the Service Organization. Class Y Shares shall not initially be subject to a sales charge. Class Y Shares also shall initially be subject to a distribution and shareholder servicing fee payable pursuant to the Distribution and Services Plan adopted for that class which shall not initially exceed 1.00% of the average daily net asset value of outstanding Class Y Shares. Distribution expenses and shareholder services covered by the Distribution and Services


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Plan for Class Y Shares are identical to those covered by the Distribution and
Services Plan for Class S Shares.

            Y Shares of the Prime Fund acquired through exchange of shares ("B Shares") of the Company offered with a contingent deferred sales charge ("CDSC") will be subject to a maximum CDSC of up to 5.50% upon redemption in accordance with the prospectus for B Shares of the Company. For purposes of computing the CDSC, the length of time of ownership will be measured from the date of the original purchase of B Shares and will not include any period of ownership of the Y Shares of the Prime Fund.

      2.    NON-MONEY MARKET FUNDS

            CLASS A SHARES

            Class A Shares are currently offered to the general public and shall initially be subject to a front-end sales charge which shall not initially exceed 5.50% of the offering price of Class A Shares. Class A Shares are also currently subject to a fee payable pursuant to a Shareholder Services Plan which currently does not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the Class A Shares.

            Services covered by the Shareholder Services Plan adopted for the class currently include expenses incurred in connection with shareholder services provided by the distributor and payments to Service Organizations for support services for the beneficial owners of Class A Shares. Support services provided by Service Organizations may include, among other things: (i) establishing and maintaining accounts and records relating to clients that invest in Fund shares; (ii) processing dividend and distribution payments from the Funds on behalf of clients; (iii) providing information periodically to clients regarding their positions in shares; (iv) arranging for bank wires; (v) responding to client inquiries concerning their investments in Fund shares; (vi) providing the information to the Funds necessary for accounting or subaccounting; (vii) if required by law, forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients;
(viii) assisting in processing exchange and redemption requests from clients;
(ix) assisting clients in changing dividend options, account designations and addresses; and (x) providing such other similar services.

      CLASS B SHARES

            Class B Shares of the Non-Money Market Funds shall initially be offered to the general public and may be offered through broker-dealers or other organizations acting on behalf of their customers. Class B Shares shall be subject to a CDSC which


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initially shall be payable on certain share redemptions made within six years
(with respect to the Equity Funds) and five years (with respect to the fixed income funds) of the purchase date at a rate which shall not initially exceed 5.00% (with respect to the equity funds) and 4.0% (with respect to the fixed income funds) of the lower of (1) the net asset value of the redeemed shares or
(2) the original purchase price of the redeemed shares. Class B Shares are also currently subject to a fee payable pursuant to a Distribution and Services Plan which currently does not initially exceed 1.00% (on an annual basis) of the average daily net asset value of the Class B Shares.


Distribution expenses under the Distribution and Services Plan include: (i) direct out-of-pocket promotional expenses incurred by the distributor in advertising and marketing Class B shares; (ii) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature for Class B shares; (iii) expenses incurred in connection with printing and mailing prospectuses and statements of additional information to other than current Class B shareholders; (iv) periodic payments or commissions to one or more Distribution Organizations with respect to a Fund's Class B Shares beneficially owned by customers for whom the Distribution Organization is the Distribution Organization of record or holder of record of such Class B Shares; (v) the direct or indirect cost of financing the payments or expenses included in (i) and (iv) above; or (vi) for such other services as may be construed, by any court or governmental agency or commission, including the Commission, to constitute distribution services under the 1940 Act or rules and regulations thereunder.

            Shareholder services provided pursuant to this Distribution and Services Plan include: (i) processing dividend and distribution payments from a Fund on behalf of its clients; (ii) providing information periodically to its clients showing their positions in Class B Shares; (iii) arranging for bank wires; (iv) responding to routine client inquiries concerning their investment in Class B Shares; (v) providing the information to the Fund necessary for accounting or sub-accounting; (vi) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to its clients; (vii) aggregating and processing purchase, exchange, and redemption requests from its clients and placing net purchase, exchange, and redemption orders for its clients; (viii) providing clients with a service that invests the assets of their accounts in Class B Shares pursuant to specific or pre-authorized instructions; (ix) establishing and maintaining accounts and records relating to clients that invest in Class B Shares; (x) assisting clients in changing dividend options, account designations and addresses; or (xi) other similar services if requested by the Company.


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            CLASS K SHARES

            Class K Shares are currently available only to: (a) businesses or other organizations that participate in the Daily Advantage(R) Program sponsored by Bank of America; (b) individuals investing proceeds from a redemption of shares from another open-end investment company on which such individual paid a front-end sales load if (i) such redemption occurred within thirty days prior to the purchase order and (ii) such other open-end investment company was not distributed and advised by Provident Distributors, Inc. ("PDI") or its affiliates; (c) accounts opened for IRA rollovers from a 401(k) plan in which the assets were held in any Pacific Horizon or Time Horizon Fund and subsequent purchases into an IRA rollover account opened as described above, so long as the original IRA rollover account remains open on the Company's books ("Qualified IRA Rollovers"), (d) accounts under Section 403(b)(7) of the Internal Revenue Code of 1986; and (e) deferred compensation plans under Section 457 of the Internal Revenue Code of 1986.

            Class K Shares shall not initially be subject to a sales charge. Class K Shares shall initially be subject to a distribution fee payable pursuant to the Distribution Plan adopted for that class which shall not initially exceed 0.75% of the average daily net asset value of outstanding Class K Shares. Distribution expenses covered by the Distribution Plan include: (i) direct out-of-pocket promotional expenses incurred by the distributor in advertising and marketing K Shares; (ii) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature; (iii) expenses incurred in connection with printing and mailing prospectuses and statements of additional information to other than current shareholders; (iv) periodic payments or commissions to one or more Distribution Organizations with respect to a Fund's K Shares beneficially owned by customers for whom the Distribution Organization is the Distribution Organization of record or holder of record of such K Shares; (v) the direct or indirect cost of financing the payments or expenses included in (i) and (iv) above; or (vi) for such other services as may be construed by any court or governmental agency or commission, including the Commission, to constitute distribution services under the 1940 Act or rules and regulations thereunder.

      Class K Shares also shall initially be subject to an administrative servicing fee payable pursuant to the Administrative and Shareholder Services Plan adopted for that class which shall not initially exceed 0.75% of the average daily net asset value of outstanding Class K Shares. Class K Shares also shall initially be subject to a shareholder servicing fee payable pursuant to the Administrative and Shareholder Services Plan adopted for that class which shall not initially exceed


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0.25% of the average daily net asset value of outstanding Class K Shares.

      Administrative services covered by the Administrative and Shareholder Services Plan include: (i) processing dividend and distribution payments from a Fund on behalf of clients; (ii) providing statements periodically to clients showing their positions in Class K Shares; (iii) providing the information to the Funds necessary for accounting or sub-accounting; (iv) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (v) aggregating and processing purchase, exchange, and redemption requests from clients and placing net purchase, exchange, and redemption orders for customers; (vi) establishing and maintaining accounts and records relating to clients that invest in Class K Shares; and (vii) other similar administrative services that the Company may reasonably request to the extent permitted under applicable law.

      Shareholder services covered by the Administrative and Shareholder Services Plan include: (i) arranging for bank wires; (ii) responding to routine client inquiries concerning their investment in the shares; (iii) assisting customers in changing dividend options, account designations and addresses; and
(iv) other similar shareholder services that the Company may reasonably request to the extent permitted under applicable law.

            Payments under the Distribution Plan and the Administrative and Shareholder Services Plan are not intended for services if not permitted by the Employee Retirement Income Security Act of 1974, as amended.

            The total of all fees under the Distribution Plan and Administrative and Shareholder Services Plan may not exceed, in the aggregate, the annual rate of 1.00% of the average net assets of a Fund's Class K Shares.


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            CLASS SRF SHARES

            Class SRF Shares are currently available only to former shareholders of Seafirst Retirement Funds investing in Eligible Retirement Accounts. Eligible Retirement Accounts are accounts which were open prior to the date of Seafirst's reorganization into the Company (the "Reorganization Date"), have remained open continuously since that date and meet one of the following descriptions:
1)Individual Retirement Accounts that are exempt under Section 408(e) and are maintained in conformity with Section 408(e) of the Internal Revenue Code of 1986, including a) rollover accounts and Simplified Employee Pension Plans ("SEP Plans") for which Seafirst Bank or one of its affiliates serves as custodian or
b) IRA's opened after the Reorganization Date under a SEP Plan that was open as of the Reorganization Date and has remained open continuously since that date, and 2) qualified pension or profit sharing trusts that are exempt under Section 501(a) and that are maintained in conformity with Section 401(a) of the Internal Revenue Code of 1986, including a) corporate pension or profit-sharing trusts,
b) pension or profit sharing trusts benefiting one or more self-employed individuals, or c) accounts opened for new participants in a qualified pension or profit-sharing trust that was open as of the Reorganization Date and has remained open continuously since that date. Individual Retirement Accounts which were open prior to the reorganization of the Bond, Blue Chip and Asset Allocation Funds of the Seafirst Retirement Funds into SRF shares of the Company and have remained open continuously since the reorganization may be rolled over into Roth IRAs under Section 408(A) of the Internal Revenue Code of 1986, as amended (the "Code"), or other IRAs which become available as a result of changes in the Code.

      Class SRF Shares are not currently subject to a sales charge but shall be subject to a shareholder servicing fee payable pursuant to a Shareholders Services Plan adopted for that class which shall not initially exceed 0.25% (on an annualized basis) of the average daily net asset value of the Class SRF Shares.

            Services covered by the Shareholder Services Plan adopted for the class currently include expenses incurred in connection with shareholder services provided by the distributor and payments to Service Organizations for support services for the beneficial owners of Class SRF Shares. Support services provided by Service Organizations may include, among other things: (i) establishing and maintaining accounts and records relating to clients that invest in Fund shares; (ii) processing dividend and distribution payments from the Funds on behalf of clients; (iii) providing information periodically to clients regarding their positions in shares; (iv) arranging for bank wires; (v) responding to client inquiries concerning their investments in Fund shares; (vi) providing the information to the Funds necessary for accounting or subaccounting; (vii) if


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
required by law, forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (viii) assisting in processing exchange and redemption requests from clients; (ix) assisting clients in changing dividend options, account designations and addresses; and (x) providing such other similar services.

C.    CONVERSION FEATURES

      1.    MONEY MARKET FUNDS

            The Company does not currently offer a conversion feature to holders of Pacific Horizon Shares, Horizon Shares, Horizon Service Shares, Class S Shares, Class X Shares or Class Y Shares.

      2.    NON-MONEY MARKET FUNDS

            CLASS A SHARES

            The Company does not currently offer a conversion feature to holders of Class A Shares.

            CLASS B SHARES


            Class B Shares acquired by purchase currently convert automatically into Class A Shares, based on relative net asset value, at the end of the month in which the ninth anniversary of the date of purchase occurs.



            Class B Shares acquired through reinvestment of dividends or distributions currently will convert automatically into Class A Shares at the earlier of the end of the month in which the ninth anniversary of the reinvestment occurred or the date of conversion of the most recently purchased Class B Shares that were not acquired through reinvestment of dividends or distributions.


            CLASS K SHARES

            The Company does not currently offer a conversion feature to holders of Class K Shares.

            CLASS SRF SHARES

            Class SRF Shares acquired in the reorganization of Seafirst Retirement Funds into the Company, and additional shares acquired through purchase, exchange and/or the reinvestment of dividends and distributions currently will convert automatically into Class A Shares of the same Fund on the third anniversary of the Reorganization Date.


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D.    SHAREHOLDER SERVICES

      1.    EXCHANGE PRIVILEGES

            MONEY MARKET FUNDS

            Only holders of Pacific Horizon Shares are currently permitted to exchange their shares in a Fund for like Shares of another Fund of the Company or for like shares of any Time Horizon Fund provided, however, that (1) Pacific Horizon Shares of the Prime Fund acquired through an exchange of B Shares of an investment portfolio of Time Horizon Funds may only be exchanged for B Shares of an investment portfolio of Time Horizon Funds; (2) Y Shares of the Prime Fund acquired through an exchange of B Shares of an investment portfolio of the Company may only be exchanged for B Shares of an investment portfolio of the Company and (3) such other shares may legally be sold in the state of the investor's residence. When Pacific Horizon Shares are exchanged for shares of another Fund of the Company which are sold with a sales load, the applicable sales load, if any, shall be deducted.

            B Shares of Time Horizon Funds and the Company offered with a CDSC may be exchanged for Pacific Horizon and Y Shares, respectively, of the Prime Fund. Such exchange-acquired Pacific Horizon and Y Shares of the Prime Fund will be subject to a CDSC upon redemption in accordance with the prospectus for B Shares of Time Horizon Funds and the Company, respectively.


            NON-MONEY MARKET FUNDS

            CLASS A SHARES

            Holders of Class A Shares are currently permitted to exchange their shares for Class A Shares of other Non-Money Market Funds, for Pacific Horizon Shares of the Money Market Funds or for like shares of any Time Horizon Fund. Holders of Class A Shares who purchased their shares with a front-end sales charge generally shall be permitted to exchange their shares without paying an additional front-end sales charge on shares acquired through the exchange. Neither a contingent deferred sales load nor a front-end sales load will be imposed if a shareholder who has entered a Fund under the Large Purchase Exemption exchanges shares between Funds of the Company or Time Horizon Funds. However, shares acquired in the exchange will remain subject to the contingent deferred sales load discussed above.


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
            CLASS B SHARES


            Holders of Class B Shares shall initially be permitted to exchange their shares for Class B Shares of other Funds of the Company, Class Y Shares of the Prime Fund, or for like shares of any Time Horizon Fund without paying a CDSC at the time the exchange is made.




            CLASS K SHARES

            Holders of Class K Shares shall initially be permitted to exchange their shares for Class K Shares of other Funds of the Company or for like shares of any Time Horizon Fund.

            CLASS SRF

            Holders of Class SRF Shares in Eligible Retirement Accounts are currently permitted to exchange their shares for Class SRF Shares of other Funds of the Company and Class A Shares of any other taxable, Non-Money Market Fund offered by the Company or Time Horizon Funds without incurring the front-end sales charge otherwise applicable on Class A Shares ("Eligible Exchange Shares"). SRF Shares or Eligible Exchange Shares may also be exchanged for Pacific Horizon Shares of the Prime Fund. Eligible Exchange Shares may further be exchanged for Class A Shares in any taxable, Non-Money Market Fund offered by the Company or a Time Horizon Fund without incurring the front-end sales charge otherwise applicable, or for SRF Shares of a Fund. SRF Shares or Eligible Exchange Shares held in an IRA account for which a Shareholder's surviving spouse is the beneficiary may continue to be exchanged for SRF Shares or A Shares in any other taxable Non-Money Market Fund offered by the Company or Time Horizon Funds without incurring the front-end sales charge applicable on sales of A Shares.

      2.    INDIVIDUAL RETIREMENT ACCOUNTS ("IRAS")

            MONEY MARKET FUNDS

            Currently, the Company only makes IRAs, including IRAs set up under a Simplified Employee Pension Plan and IRA "Rollover Accounts," available to holders of Pacific Horizon Shares in each Money Market Fund other than the California Tax-Exempt Money Market Fund and the Tax-Exempt Money Fund.

            NON-MONEY MARKET FUNDS

            The Company currently makes IRAs available to holders of Class A and Class B Shares. Class K Shares are available to Qualified IRA Rollovers. Class SRF Shares are available to participants in an Eligible Retirement Account.

      3.    AUTOMATIC INVESTMENT PROGRAM

            MONEY MARKET FUNDS

            Only holders of Pacific Horizon Shares of each Money Market Fund currently have an automatic investment plan whereby a shareholder may purchase Pacific Horizon Shares of a Money Market Fund at regular intervals selected by the investor.

            NON-MONEY MARKET FUNDS

            CLASS A SHARES

            Holders of Class A Shares currently have an automatic investment plan whereby, a shareholder may purchase Class A Shares of a Fund at regular intervals selected by the investor.

            CLASS B SHARES

            Holders of Class B Shares shall initially have an automatic investment plan whereby, in general, a shareholder may purchase Class B Shares of a Fund at regular intervals selected by the investor.

            CLASS K SHARES

            Holders of Class K Shares shall initially have an automatic investment plan whereby, in general, a shareholder may purchase Class K Shares of a Fund at regular intervals selected by the investor.

            CLASS SRF SHARES

            No automatic investment plan is currently available for Class SRF Shares.


      4.    DIRECT DEPOSIT PROGRAM

            MONEY MARKET FUNDS

            Only holders of Pacific Horizon Shares currently have a direct deposit program whereby a shareholder who receives payments from the federal government may purchase Pacific Horizon Shares by having these payments automatically deposited into his or her Fund account.

            NON-MONEY MARKET FUNDS

            CLASS A SHARES

            Holders of Class A Shares currently have a direct deposit program whereby a shareholder who receives payments from the federal government may purchase Class A Shares of a Fund by having these payments automatically deposited into his or her Fund Account.

            CLASS B SHARES

            Holders of Class B Shares shall initially have a direct deposit program whereby a shareholder who receives payments from the federal government may purchase Class B Shares of a Fund by having these payments automatically deposited into his or her Fund Account.

            CLASS K SHARES

            Holders of Class K Shares shall initially have a direct deposit program whereby a shareholder who receives payments from the federal government may purchase Class K Shares of a Fund by having these payments automatically deposited into his or her Fund Account.

            CLASS SRF SHARES

            No direct deposit program is currently available for Class SRF
Shares.

      5.    AUTOMATIC WITHDRAWAL PLAN

            MONEY MARKET FUNDS

            Only holders of Pacific Horizon Shares currently have an automatic withdrawal plan whereby a shareholder may request withdrawal of a certain dollar amount on a monthly, quarterly, semi-annual or annual basis.


            NON-MONEY MARKET FUNDS

            CLASS A SHARES

            Holders of Class A Shares currently have an automatic withdrawal plan whereby a shareholder may request withdrawal of a certain dollar amount on a monthly, quarterly, semi-annual or annual basis.

            CLASS B SHARES

            Holders of Class B Shares shall initially have an automatic withdrawal plan whereby a shareholder may request withdrawals of a certain dollar amount on a monthly, quarterly, semi-annual or annual basis.

            CLASS K SHARES

            Holders of Class K Shares shall initially have an automatic withdrawal plan whereby a shareholder may request withdrawals of a certain dollar amount on a monthly, quarterly, semi-annual or annual basis.

            CLASS SRF SHARES

            No automatic withdrawal plan is currently available for Class SRF Shares.


E.    METHODOLOGY FOR ALLOCATING EXPENSES BETWEEN CLASSES

            Expenses of each Fund will be apportioned to each class of shares depending upon the nature of the expense item.

            Specifically, before determining the daily dividend rates and yields, the following expense items shall be calculated as follows:


      1.    GENERAL OPERATING EXPENSES

            Operating expenses which are attributable to all classes of shares ("operating expenses") will be allocated among the classes of shares based on their net asset value at the end of the day. Operating expenses will include fees paid to Bank of America National Trust and Savings Association ("Bank of America") under the Investment Advisory Agreement, fees paid to Bank of America under the Administration Agreement and all other expenses such as custody fees, transfer agent fees and audit fees, except those specifically listed below.


      2.    CLASS-SPECIFIC EXPENSES

            SHAREHOLDER SERVICES FEES

            In addition to their respective pro-rata share of operating expenses, Horizon Service Shares shall initially bear a shareholder services fee which is calculated at an annual rate not to exceed 0.25% of the average daily net asset value of such outstanding shares at the end of the day, Pacific Horizon Shares shall initially bear a special management services fee which is presently calculated at an annual rate not to exceed 0.32% (0.35% for the California Tax-Exempt Money Fund) of the average daily net asset value of such outstanding shares at the end of the day, Class A Shares shall initially bear a shareholder services fee which is calculated at an annual rate not to exceed 0.25% of the average daily net asset value of such outstanding shares at the end of the day, and Class SRF Shares shall initially bear a shareholder services fee which is calculated at an annual rate not to exceed 0.25% of the average daily net asset value of such outstanding shares at the end of the day.

            DISTRIBUTION AND SERVICES FEES

            In addition to their respective pro-rata share of operating expenses, Class B Shares shall initially bear a distribution and shareholder services fee which is presently calculated at an annual rate not to exceed 0.75% and 0.25%, respectively, of the average daily net asset value of such outstanding shares at the end of the day. Class S Shares shall initially bear a distribution and shareholder services fee which is calculated at an annual rate not to exceed 0.75% and 0.25%, respectively, of the average daily net asset value of such outstanding shares at the end of the day; Class X Shares shall initially bear a distribution and shareholder services fee which is presently calculated at an annual rate not to exceed 0.30% and 0.25%, respectively, of the average daily net asset value of such outstanding shares at the end of the day; Class Y Shares shall initially bear a distribution and shareholder services fee which is calculated at an annual rate not to exceed 0.75% and 0.25%, respectively, of the average daily net asset value of such outstanding shares at the end of the day; and Class K Shares shall initially bear a distribution fee which is presently calculated at an annual rate not to exceed 0.75% of the average daily net asset value of such outstanding shares at the end of the day, a shareholder services fee which is presently calculated at an annual rate not to exceed 0.25% of the average daily net asset value of such outstanding shares at the end of the day, and an administrative services fee which is presently calculated at an annual rate not to exceed 0.75% of the average daily net asset value of such outstanding shares at the end of the day. The total of all distribution, shareholder services and administrative services fees may not exceed, in the aggregate, the annual rate of 1.00% of the average daily net assets of the Fund's Class K Shares.


Approved: June 22, 1998